Exhibit 99.1

CUSIP No. 48553T106**	13G

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of Kanzhun Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 22, 2023.

Ceyuan Ventures III, L.P.

By:	Ceyuan Ventures Management III, LLC, its general partner

By:	/s/ Ye Yuan
Name:	Ye Yuan
Title:	Director

Ceyuan Ventures Advisors Fund III, LLC

By:	Ceyuan Ventures Management III, LLC, its director

By:	/s/ Ye Yuan
Name:	Ye Yuan
Title:	Director

Ceyuan Ventures Management III, LLC

By:	/s/ Ye Yuan
Name:	Ye Yuan
Title:	Director

Ye Yuan

/s/ Ye Yuan

Bo Feng

/s/ Bo Feng